UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D. C. 20549

                                 FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported)  April 16, 2002
                                                      ------------------

                          SDC INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Delaware                        0-27520             75-2583767
---------------------------------      ---------------     -------------------
(State or other jurisdiction           Commission File     (I.R.S. Employer
of incorporation or organization)            Number        Identification No.)

                        777 S. Flagler, 8th Floor West
                         W. Palm Beach, Florida 33401
         ------------------------------------------------------------
         (Address, including zip code, of principal executive office)

                                (561) 882-9300
             ----------------------------------------------------
             (Registrant's telephone number, including area code)

                                 Not applicable
                 ---------------------------------------------
                 (Former name, former address and fiscal year,
                           if changed since last report)

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ITEM 4. Changes in Registrant's Certifying Accountant
        ---------------------------------------------

On April 16, 2002, KPMG Ceska republica, s.r.o. ("KPMG") resigned as SDC International, Inc.'s (the "Company") independent public accountants.

KPMG was engaged on January 15, 2002 to serve as the Company's independent public accountants for the fiscal year ended December 31, 2001. On February 22, 2002, KPMG delivered to the Company a report (the "TATRA Report") on the financial statements of TATRA, a.s. ("TATRA"), a majority-owned subsidiary of the Company and also the parent company of a group of operating subsidiaries through which TATRA conducts its business (collectively with TATRA, the "TATRA Group"). The Company acquired its equity interest in the TATRA Group in December 2001. The TATRA Report was qualified as follows:

  1) In the TATRA Report, KPMG drew attention to Note V to TATRA's consolidated financial statements. Note V to TATRA's consolidated financial statements (i) states that significant measures were carried out in 2000 and 2001 which resulted in an increase in equity through an increase in registered capital and conversion of receivables from major shareholders, and (ii) outlines the process in 2001 whereby the Company acquired its equity interest in TATRA, and further states management's belief that these changes in TATRA's capital and ownership structure removed doubts as to whether the TATRA Group would be able to continue as a going concern as stated in previous years' financial statements.

  2) In the TATRA Report, KPMG drew attention to Note I of TATRA's consolidated financial statements, which states that a qualified audit opinion has been issued on the financial statements of the following companies in the TATRA Group: Slevarna TATRA, a.s., Kovarna TATRA, a.s., Energetika TATRA, a.s., Narad'ovna TATRA, spol. sr.o., Doprava TATRA, spol. sr.o., and TATRAREST, spol. sr.o. KPMG further noted in the TATRA Report that such qualifications had been taken into account during the preparation of TATRA's consolidated financial statements. Note I to TATRA's consolidated financial statements states that the qualified auditor's opinion issued with respect to the financial statements of the foregoing companies in the TATRA Group was issued with respect to the valuation of their respective fixed assets. Note I further states that, due to such assets having been transferred within the TATRA Group in the past, the qualifications do not have any impact on the consolidated financial statements of TATRA, since the relevant transactions have already been reflected in prior accounting periods.

Other than as specifically set forth in the foregoing paragraphs with respect to the TATRA Group, KPMG issued no reports with respect to the Company during KPMG's tenure as the Company's independent public accountants. Accordingly, there were no reports issued by KPMG with respect to the Company containing any adverse opinion or a disclaimer of opinion, nor were there any such reports qualified or modified as to uncertainty, audit scope or accounting principles.

During KPMG's tenure as the Company's independent public accountants, there were no disagreements at any time between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused them to make reference to the subject matter of the disagreements in connection with their report on the financial statements of the Company.


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None of the "reportable events" described in Item 304 (a)(1)(v) of
Regulation S-K under the Securities Act of 1933 occurred with respect to the Company within the last two fiscal years and the subsequent interim period to the date hereof. During the last two fiscal years and the subsequent interim period to the date hereof, the Company did not consult with KPMG regarding any of the matters or events set forth in Item 304 (a)(2) of Regulation S-K.

The Company requested today that KPMG furnish it as promptly as possible with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements made by the Company in this Form 8-K. The Company intends to file such letter with the Securities and Exchange Commission by amendment to this Form 8-K within 10 business days after the date hereof, but in all events within two business days of its receipt of such letter.

ITEM 7.  Financial Statements, Pro Forma Financial Information and
         Exhibits.
         ---------------------------------------------------------

(c)	Exhibits.

        99.1    Press release dated April 23, 2002.









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                              SIGNATURES

	Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        SDC INTERNATIONAL, INC.

Date:   April 23, 2002                  By:    /s/ Ronald A. Adams
                                           -------------------------------
                                           Ronald A. Adams
                                           Chairman of the Board and
                                           Chief Executive Officer




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